UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of PharMerica Corporation (the “Company”) was held on June 17, 2016.

1.	The Company’s stockholders approved the election of the following nine directors for a term to expire at the Annual Meeting of Stockholders in 2017. The votes for each director were as follows:

Name	For	Withheld Authority	Broker Non-Votes
Frank E. Collins, Esq.	26,685,731	114,352	2,423,636
W. Robert Dahl, Jr.	26,693,231	106,852	2,423,636
Marjorie W. Dorr	26,696,720	103,363	2,423,636
Thomas P. Gerrity, Ph.D.	26,690,992	109,091	2,423,636
Patrick G. LePore	26,693,461	106,622	2,423,636
Thomas P. Mac Mahon	26,691,899	108,184	2,423,636
Geoffrey G. Meyers	26,690,747	109,336	2,423,636
Robert A. Oakley, Ph.D.	26,691,065	109,018	2,423,636
Gregory S. Weishar	26,691,578	108,505	2,423,636

2.
The Company’s stockholders voted upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes on this proposal were as follows:

For	Against	Abstained
29,131,587	78,128	14,004

3.	The Company’s stockholders voted upon and approved, by advisory vote, the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
25,673,570	1,096,142	30,371	2,423,636

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4.	The Company’s stockholders voted upon and approved, by advisory vote, a stockholder proposal regarding proxy access. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
21,203,097	5,577,918	19,068	2,423,636

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: June 21, 2016	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel and Secretary